EXHIBIT 10.1

                         EMPLOYMENT AGREEMENT AMENDMENT


         For valuable consideration, the receipt and sufficiency of which the parties acknowledge, this Employment Agreement Amendment is entered into this 31st day of October 2007, by and between Kevin Murphy (hereinafter "Murphy") and SteelCloud, Inc. (hereinafter "SteelCloud").

         WHEREAS, Murphy and SteelCloud entered into an Employment Agreement dated June 8, 2004 (hereinafter "Employment Agreement"), and

         WHEREAs, Murphy and SteelCloud now wish to amend the Employment Agreement,

         Now, therefore, the parties agree as follows:

         1. The term of this extension is thirty-six (36) months commencing from the date of this agreement above.

         2. Section 1 of the Employment Agreement is amended to "Executive Vice President and Chief Financial Officer"

         3. Section 4(a) of the Employment Agreement is amended to replace "$170,000" with "$215,000."

         4. Section 4 (d) should be amended to replace "automotive allowance of $500" with "general business expense allowance of $1,000."

         5.    A new section 4(a)(iii) is added as follows:

               (iii) Employer shall pay Employee a bonus of $50,000, payable in a lump sum on or before November 15, 2007.


         6.    A new section 4(a)(iv) is added as follows:

               Employer shall pay Employee a one-time bonus relating to specific product funding. The bonus will be equal to 5% of such product funding, payable within 30 days of Employer's receipt of such product funding.

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         7. A new section 4(e) is added as follows:

               In addition to the foregoing, Employee and SteelCloud shall enter into:

               a) A separate Incentive Stock Option agreement, pursuant to which Employee will be given an option for 100,000 SCLD shares, such option to vest equally in arrears over a period of 2 years, subject to the terms of the separate incentive stock option agreement, and

               b) A separate Restricted Stock Agreement, pursuant to which Employer shall issue to Employee an SCLD stock bonus in restricted stock equal in value to $100,000, on the date of issuance of the stock to Employee. The Restricted Stock will vest at the earlier of: a) SteelCloud's registration of these restricted shares with the SEC, or b) The stock becomes freely tradable pursuant to SEC Rule 144. Employer shall present the foregoing agreements to Employee for execution on or before October 31, 2007.

         8. Schedule A is replaced with Schedule A attached hereto.



         IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated above.



READ AND AGREED:                                     READ AND AGREED:
Kevin Murphy                                         SteelCloud, Inc.

/S/ KEVIN MURPHY                                     /S/ ROBERT E. FRICK
----------------                                     ---------------------------
                                                      Robert E. Frick, CEO



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                                   SCHEDULE A


Employee Benefits:

     o    $1,000 monthly business expense allowance

     o    Company paid health and dental benefits

     o    Company paid cell phone/blackberry

     o    Corporate Credit Card to execute Company purchases

     o    Paid COBRA coverage if terminated

     o    5 weeks paid vacation

     o    Reasonable home office expenses